[LETTERHEAD OF FENWICK & WEST]


                                 June 14, 1995


VIA FEDEX DELIVERY


LAZER-TRON CORPORATION
4430 Willow Road
Pleasanton, CA 94588

     Attention: Board of Directors

          Re: Exhibit Tax opinion for Merger Transaction Involving ACCLAIM
              Corporation and LAZER-TRON
              --------------------------

Ladies and Gentlemen:

     We have been requested to render this opinion concerning certain matters of federal income tax law in connection with the proposed merger involving ACCLAIM ENTERTAINMENT, INC., a corporation organized and existing under the laws of the State of Delaware. ("ACCLAIM"), ACCLAIM ARCADE HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("SUB"), and LAZER-TRON CORPORATION, a California corporation ("LAZER-TRON").

     The merger is structured as a statutory merger of SUB with and into LAZER-TRON, with LAZER-TRON surviving the merger and becoming a wholly-owned subsidiary of ACCLAIM pursuant to the applicable corporate laws of the States of Delaware and California and in accordance with that certain Agreement and Plan of Reorganization among ACCLAIM, SUB, and LAZER-TRON, dated March 22, 1995, as amended, and exhibits thereto (the "Agreement"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement. Our opinion is delivered pursuant to Section 5.07(a) of the Agreement in connection with the registration statement filed with the Securities and Exchange Commission on Form S-4 (Reg. No. 33-58883) on April 27, 1995, which includes therein, a Joint Proxy Statement/Prospectus, in connection with the Merger (as thereafter amended at any time to and including the date hereof (the "Registration Statement")).

     For the purposes of rendering our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:


     1. The Agreement (including exhibits thereto).


     2. A Certificate of Officer of Acclaim Entertainment, Inc. and Acclaim Arcade Holdings, Inc., dated June 14, 1995, signed by an authorized officer of ACCLAIM and SUB delivered to us from ACCLAIM and SUB, and incorporated herein by reference. A copy of this certificate of officer is attached hereto as Exhibit A.

     3. A Certificate of Officer of Lazer-Tron Corporation, dated April 27, 1995, signed by an authorized officer of LAZER-TRON and delivered to us from LAZER-TRON and incorporated herein by reference. A copy of this certificate of officer is attached hereto as Exhibit B.

     4. Those certain LAZER-TRON Inc. Affiliates Agreements between ACCLAIM, LAZER-TRON and certain LAZER-TRON shareholders and insiders dated March
22, 1995.

     In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of ACCLAIM, SUB and LAZER-TRON or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that the following information is true and correct as of the date of this opinion.

     (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

     (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification.

     (3) The Merger will be effective under the applicable state law.

     (4) There is no plan or intention on the part of any LAZER-TRON shareholder who owns five percent or more of LAZER-TRON stock or is an officer or director of LAZER-TRON, and there is no plan or intention on the part of the remaining LAZER-TRON shareholders to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of (a) shares of ACCLAIM Common Stock to be issued to LAZER-TRON shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty-percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of LAZER-TRON stock, or (b) more than fifty-percent (50%) of the shares of ACCLAIM Common Stock to be received to exchange for LAZER-TRON stock in the Merger.



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     (5) Following the Merger, LAZER-TRON will continue its historic business or use a significant portion of its historic business assets in a business.

     (6) To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

     (7) SUB is a newly-formed corporation that was created for the sole purpose of facilitating ACCLAIM'S acquisition of LAZER-TRON, and has not conducted and is not conducting any separate business activities.

     (8) Prior to the Merger, ACCLAIM will be in Control of SUB. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation.

     (9) Acclaim will acquire Control of LAZER-TRON in the Merger.

     (10) ACCLAIM has no plan or intention to cause LAZER-TRON to issue, after the Merger, additional shares of stock (or rights to acquire shares of LAZER-TRON stock) that would result in ACCLAIM losing
Control of LAZER-TRON.

     (11) ACCLAIM has no plan or intention to reacquire any of its voting common Stock issued in the Merger.

     (12) ACCLAIM has no plan or intention to: (i) cause LAZER-TRON to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from SUB except for dispositions made in the ordinary course of business or for the payment of expenses incurred by LAZER-TRON in the Merger; (ii) liquidate LAZER-TRON; (iii) merge LAZER-TRON with or into another corporation including ACCLAIM or its affiliates; or (iv) to sell, distribute or otherwise dispose of the stock of LAZER-TRON.

    (13) Neither ACCLAIM nor any ACCLAIM subsidiary owns, or has owned during the past five (5) years, directly or indirectly, any shares of LAZER-TRON stock, or the right to acquire or vote any such stock other than the option described in the Agreement.

     (14) No shareholder of LAZER-TRON is acting as agent for ACCLAIM in connection with the Merger or approval thereof.

     (15) The transfer of cash to LAZER-TRON shareholders in lieu of fractional ACCLAIM voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to ACCLAIM of accounting for fractional shares and does not represent separately bargained-for consideration.

     (16) Except with respect to payments of cash in lieu of fractional shares of ACCLAIM voting common stock and cash paid to dissenting
LAZER-TRON shareholders, one

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hundred percent (100%) of the LAZER-TRON stock outstanding immediately prior to the Merger will be exchanged solely for ACCLAIM voting common stock pursuant to the Merger. Thus, except as set forth in the preceding sentence, no consideration other than ACCLAIM voting common stock will be paid or received (directly or indirectly, actually or constructively) for LAZER-TRON stock pursuant to the Merger.

     (17) The total fair market value of all consideration other than ACCLAIM voting common stock received by LAZER-TRON shareholders in exchange for their LAZER-TRON stock in the Merger (including, without limitation, cash paid to LAZER-TRON shareholders in lieu of fractional shares of ACCLAIM voting common stock and LAZER-TRON shareholders exercising dissenter's rights) will be less than twenty percent (20%) of the aggregate fair market value of LAZER-TRON stock outstanding immediately prior to the Merger.

     (18) No shares of SUB have been or will be used as consideration or issued to shareholders of LAZER-TRON in the Merger.

     (19) There is no inter-corporate indebtedness existing between ACCLAIM and LAZER-TRON or between SUB and LAZER-TRON that was issued, acquired, or will be settled at a discount, and Acclaim will assume no known and existing indebtedness of LAZER-TRON or any LAZER-TRON shareholder in connection with the Merger other than certain responsibilities concerning director and officer liabilities and the assumption of certain responsibilities associated with LAZER-TRON stock options and warranty.

     (20) None of the payments to be received by any shareholder of LAZER-TRON which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of LAZER-TRON stock; and the compensation to be paid to any shareholder of LAZER-TRON will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (21) Neither ACCLAIM nor SUB are investments companies as defined in
Section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended.

     (22) No outstanding indebtedness of ACCLAIM or LAZER-TRON has or will represent equity for tax purposes (including without limitation any loans from ACCLAIM to LAZER-TRON); no outstanding equity of ACCLAIM or LAZER-TRON has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire ACCLAIM capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

     Based on the foregoing documents, materials, assumptions and information, and subject to the limitations, qualifications, and assumptions set forth herein, our opinion is that on the date hereof and the effective date of the Registration Statement, if the Merger is consummated in accordance with the provisions of the agreement and the exhibits thereto, the Merger of LAZER-TRON with and into SUB, with LAZER-TRON surviving the Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that

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ACCLAIM, SUB and LAZER-TRON each will each be a "party to the reoganization" within the meaning of Section 368(b) of the Code.

     Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures end other announcements of the Internal Revenue
Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above.
Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the federal income tax laws.

     Our opinion concerning certain of the federal tax consequences of the Merger is limited to the specific federal tax consequence presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the federal income tax attributes of LAZER-TRON or ACCLAIM (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of LAZER-TRON or ACCLAIM); (ii) any transaction in which LAZER-TRON Common Stock is acquired or ACCLAIM Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of LAZER-TRON Common Stock; (iv) the effects of the Merger and ACCLAIM's assumption of options to acquire LAZER-TRON Common Stock with options to purchase ACCLAIM Common Stock on the holders of such options under any LAZER-TRON employee stock option or stock purchase plan; (v) the effects of the Merger on any LAZER-TRON
Common Stock acquired by the holder thereof in exchange for stock acquired subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; and (vii) the application of the collapsible corporation provisions of Section 341 of the Code to ACCLAIM or LAZER-TRON as a result of the Merger.


     In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax
Matters" contained in the Registration Statement and believe that on the date hereof and the effective date of the Registration Statement, such information fairly presents the current federal income tax law applicable to the Merger, and the material tax consequences to ACCLAIM and LAZER-TRON and their shareholders as a result of the Merger.

     No ruling has been or will be requested from the Service concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing federal income tax law to the instant transaction. If the facts vary from those relied upon (including if representations, covenants, warranties or assumptions upon which we have relied is inaccurate, incomplete, breached or ineffective, or changes after the date hereof, our opinion contained

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herein could be inapplicable. Be aware that we disclaim any responsibility and/or obligation to further investigate whether any such variations or changes may occur after the date hereof or update or supplement this opinion in any way. You also should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

     This opinion is being delivered solely pursuant to Section 5.07(a) of the Agreement to be included as an exhibit to the Registration
Statement; it may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears.

                                       Very truly yours,


                                       FENWICK & WEST
                                       A LAW PARTNERSHIP INCLUDING
                                       PROFESSIONAL CORPORATIONS



Attachments end Exhibits:

     Exhibit A - A Certificate of Officer of Acclaim Entertainment, Inc. and
                 Acclaim Arcade Holdings, Inc., dated June 14, 1995, signed by an authorized officer of ACCLAIM and SUB.

     Exhibit B - A Certificate of Officer of Lazer-Tron Corporation, dated
                 April 27, 1995, signed by an authorized officer of LAZER-TRON.

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